                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated September 3, 2002 (except to Note 1 which is as of October 10, 2002) relating to the financial statements of G.G.S. Plastic Engineering Inc., which report appears in such Prospectus.

SPERGEL MANDELBAUM GLUCKMAN & FORSTER LLP
Chartered Accountants
Toronto, Ontario
July 21, 2003